UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 13, 2010

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Extreme Networks, Inc. (“Extreme Networks” or the “Company”) has entered into an agreement dated as of October 13, 2010 (the “Agreement”) with certain entities and individuals associated with Ramius LLC set forth on Schedule A of the Agreement (collectively, the “Ramius Group”), who beneficially own approximately 6.4% of the Company’s outstanding common stock.

Under the terms of the Agreement, the size of the Board was increased from 8 to 9 members, creating a vacancy on the Board. The Company and Ramius agreed to a process to fill that vacant seat. Ramius will propose a nominee who is not affiliated with the Ramius Group, is independent and has business and financial experience consistent with Extreme Networks’ guidelines for director qualifications and Board composition. The Extreme Networks Board will either elect such person to the Board, or Ramius will be entitled to recommend another Board candidate meeting the same requirements, with the process continuing until a director is selected to fill the vacancy.

In addition, Extreme Networks and Ramius agreed that at the 2010 Annual Meeting (the “Annual Meeting”), the Company will submit a proposal to its stockholders to amend its Certificate of Incorporation to declassify the Board over a period of time (the “Declassification Proposal”). Under the Declassification Proposal, the terms of the Class I directors that would otherwise have expired at the 2011 annual meeting will expire and their successors will be elected to serve one-year terms. At the 2012 annual meeting of stockholders, the terms of the Class II directors that would otherwise have expired in 2012 will expire and their successors will be elected to serve one-year terms. At the annual meeting in 2013 and each annual meeting thereafter, the terms of all directors previously elected or appointed to the Board will expire and their successors will be elected to serve one-year terms.

The Ramius Group agreed to withdraw its nominations and its proposal to stockholders for the Annual Meeting, and to support the Company’s Board nominations at the Annual Meeting. Additionally, the Ramius Group agreed to certain standstill restrictions which will expire ten business days prior to the deadline for stockholder nominations of directors for election at the Company’s 2011 annual meeting.

The Annual Meeting is anticipated to be held on December 15, 2010.

The description of the terms of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release issued October 14, 2010 announcing the settlement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement by and between Extreme Networks, Inc. and the Ramius Group dated as of October 13, 2010.

99.1	Press Release of Extreme Networks, Inc. dated October 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2010

EXTREME NETWORKS, INC.

	By:	/S/ BOB L. COREY
Bob L. Corey
Chief Financial Officer

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